Exhibit 10.1

NOVATION AGREEMENT

This Novation Agreement (“Novation Agreement”), made and entered as on September, 30, 2022 by and between:

A.	VISA WORLDWIDE PTE LIMITED., a company incorporated under the laws of Singapore with principal place of business at 71 Robinson Road #09-01 Singapore 068895 (“VWPL” or ‘Visa”);

B.	Yahoo Japan Corporation., a company incorporated under the laws of Japan with principle place of business at 1-3 Kioicho, Chiyoda-ku, Tokyo (“Yahoo Japan”); and

C.	PayPay Card Corporation, a company incorporated under the laws of Japan with principle place of business at 1-3 Kioicho, Chiyoda-ku, Tokyo (“PayPay Card”); and

(each a “Party”, and collectively referred to as the “Parties”)

WHEREAS:

A.	VWPL and Yahoo Japan entered into Visa Agreements (defined below);

B.	Yahoo Japan transfers its payment related activities to PayPay Card by the absorption-type corporate split under the Japanese law effective as of October 1, 2022 (the “Effective Date”);

C.

The Parties have agreed that all of Yahoo Japan’s rights, benefits, title, interest and obligations under the Visa Agreements shall be transferred to PayPay Card on the terms of this Novation Agreement.

THE PARTIES AGREE THAT:

1.	Definitions.

Under this Agreement,

“Effective Date” means October 1, 2022.

“Visa Agreements” means the following agreements executed between Visa and Yahoo Japan:

i.

Growth Agreement dated June 19, 2018 (G18-6070), as amended by the Amendment Agreement dated October 30, 2018 (G18-6070(A1)), and the Second Amendment Agreement dated September 24, 2019 (G18-6070(A2));

ii.	Growth Agreement dated June 10, 2021 (G20-0115);

iii.	Visa Analytics Platform Client Subscription Agreement dated January 31, 2020

iv.	Visa Digital Enablement Program Issuer Participation Agreement dated March 4, 2022;

v.	Country Addendum to Visa Digital Enablement Program Issuer Participation Agreement dated March 4, 2022;

vi.	any other agreement effective as of the Effective Date.

2.	Novation

The Parties agree that with effect from the Effective Date:

2.1.	all rights, benefits, title, interest, obligations and liabilities of Yahoo Japan under the Visa Agreements shall be assigned and transferred to and assumed by PayPay Card;

2.2.

to the extent that the rights, benefits, title, interest, obligations and liabilities of Yahoo Japan under the Visa Agreements is assigned to, and assumed, by PayPay Card, Yahoo Japan and Visa shall be mutually released from further obligations towards one another under the Visa Agreements;

2.3.	any and all rights and claims accrued in favor of Yahoo Japan prior to the Effective Date under the Visa Agreements shall be bested in PayPay Card; and

2.4.	each and every reference to “Yahoo Japan”, “Client”, and “Participant” are revised to read as PayPay Card;

2.5.

Yahoo Japan hereby undertakes to fully indemnity Visa and keep Visa indemnified at all times against any and all liabilities, costs and expenses suffered, sustained or incurred by Visa after the Effective Date as a result of any act or omission of Yahoo Japan giving rise to or contributing to any claim, action, proceeding or demand in respect of Yahoo Japan’s performance of the Visa Agreements prior to the Effective Date.

3.	Incorporation

Save as expressly amended by this Novation Agreement, all Visa Agreements shall continue in full force and effect in all other respects. Each Visa Agreement and this Novation Agreement shall be read and construed as one document and this Novation Agreement shall be considered to be part of each Visa Agreements and, without prejudice to the generality of the foregoing, where the context so allows, reference in each Visa Agreement to “this Agreement”, howsoever expressed, shall be read and construed as reference to the respective Visa Agreement as supplemented and amended by this Novation Agreement.

4.	Representation and Warranties

On the date of this Novation Agreement and on Effective Date, both Yahoo Japan and PayPay Card represent and warrant that they have the full right, power, and authority to enter into this Novation Agreement and to carry out the transactions contemplated hereby and no waiver or consent of any person or authority is required in connection with the execution, delivery, and performance pursuant to this Novation Agreement. PayPay Card further represents and warrants that it has full right, power, authority and license to assume all rights, obligations and liabilities of Yahoo Japan under all Visa Agreements novated under this Novation Agreement.

5.	Governing Law

This Agreement will be governed by and construed according to the laws of Singapore. The parties agree to submit to the non-exclusive jurisdiction of the courts of Singapore.

6.	Miscellaneous

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts which when taken together shall be deemed to constitute one and the same Agreement.

Executed as an Agreement.

Visa Worldwide Pte., Limited

By:	/s/ Andrew Tan

Name:	Andrew Tan

Title:	AP CFO

Date:	September 29, 2022

Yahoo Japan Corporation		PayPay Card Corporation

By:	/s/ Takao Ozawa	By:	/s/ Mitsuhiro Wada

Name:	Takao Ozawa	Name:	Mitsuhiro Wada

Title:	President & CEO	Title:	Representative Director

Date:	September 28, 2022	Date:	September 28, 2022

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